NEWS RELEASE

For Release:    Immediately
Contact:    James Brunk, Chief Financial Officer - (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q1 RESULTS

Calhoun, Georgia, May 1, 2025 — Mohawk Industries, Inc. (NYSE: MHK) today announced first quarter 2025 net earnings of $73 million and earnings per share (“EPS”) of $1.15; adjusted net earnings were $96 million, and adjusted EPS was $1.52. Net sales for the first quarter of 2025 were $2.5 billion, a decrease of 5.7% as reported and a decrease of 0.7% adjusted for constant days and exchange rates versus the prior year. During the first quarter of 2024, the Company reported net sales of $2.7 billion, net earnings of $105 million and earnings per share of $1.64; adjusted net earnings were $119 million, and adjusted EPS was $1.86.
Commenting on the Company’s first quarter, Chairman and CEO Jeff Lorberbaum stated, “In the first quarter, our sales were relatively flat on a constant basis, absorbing two fewer shipping days and year-over-year foreign exchange headwinds. The impact of missed sales and extraordinary costs from the new Flooring North America order system was within the expected range, and service has returned to historical rates. Our earnings performance primarily benefited from productivity gains, restructuring actions and a lower tax rate, which partially offset pricing pressure and higher input costs. During the quarter, we purchased 225,000 shares of stock for approximately $26 million.
Across our markets, conditions in the first quarter weakened sequentially, with residential remodeling still the slowest sector. Consumer confidence has fallen as individuals have grown increasingly anxious about their future prospects. Last month, global tariffs were announced, which elevated uncertainty for businesses and consumers. In response to retaliatory tariffs, the U.S. also implemented tariffs of 145% on China, which supplies a significant part of the LVT sold in the U.S. Mohawk has substantial domestic operations to produce ceramic tile, carpet, laminate, sheet vinyl, LVT and quartz countertops, which is more advantageous as tariffs increase. To offer our customers a wider variety of options, we supplement our ceramic tile and LVT manufactured in the U.S. with imported products. Most of the ceramic tile and some of the LVT we import is produced in our own facilities in Mexico and is not subject to tariffs under the USMCA agreement. We increased our inventory levels in preparation of the tariffs being implemented. At the current 10% rates, we estimate Mohawk will incur an annualized cost of approximately $50 million, which we expect to address through price increases and supply chain adjustments as needed. In addition to the direct impact of the shift in global trade policy, the tariffs are likely to influence consumer, new construction and business spending in both the U.S. and abroad, though the extent is unpredictable at this time.
Net sales in the Global Ceramic Segment decreased 4.9% as reported, or increased 1.2% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 4.2% as reported, or 4.8% on an adjusted basis due to higher input costs and lower sales volume, partially offset by productivity gains.
Net sales in the Flooring Rest of the World (FROW) Segment decreased by 8.8% as reported, or 2.9% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 8.8% as reported, or 9.1% on an adjusted basis due to competitive industry pricing and decreased volume.
Net sales in the Flooring North America (FNA) Segment decreased 4.2% versus the prior year as reported, or 1.1% adjusted for constant days. The Segment’s operating margin was 1.1% as reported, or 3.0% on an adjusted basis due to the impact of the order system conversion and higher input costs, partially offset by stronger productivity and cost reduction actions.
With the implementation of tariffs last month, there is more uncertainty with the global economic outlook, and softer conditions are anticipated given higher inflation, lower consumer confidence and reduced business investments. At this point, the tariff amounts and the effect on consumer spending and housing are still evolving. We will take the appropriate actions to manage the impact of tariffs as needed. We are focusing on optimizing our sales and further lowering our operational costs with our restructuring initiatives, which should result in a benefit of approximately $100 million this year. FNA’s service has returned to historical levels while we continue to enhance the functionality and efficiency of the Segment’s new order system. We anticipate pricing pressure will continue in all regions given low demand and competitive markets. Global Ceramic and FNA are improving their mix with increased participation in the commercial channel, sales of premium collections and the performance of recent product introductions. In FROW, European consumer demand for large discretionary purchases such as flooring is at a low level with product demixing, though declining interest rates could stimulate demand. Given these factors, we expect our second quarter adjusted EPS, which excludes any restructuring or other one-time charges, will be between $2.52 and $2.62.
We remain optimistic about the long-term prospects of the flooring category given where we are in the housing cycle. To improve our results, we continue to reduce our cost structures, simplify our operations and product complexity and invest in new product features. When the Great Recession bottomed, our industry rebounded dramatically, growing more than ten percent in the subsequent years. Though we cannot predict the inflection point, we expect our results to significantly improve when industry volumes return to historical levels. As with past economic cycles, we will emerge from this period operationally stronger and ready to provide our customers with superior products and service.”
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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer and creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone, and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step, Unilin and Vitromex. During the past two decades, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in North America, Europe, South America, Oceania and Asia.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and our present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s U.S. Securities and Exchange Commission (“SEC”) reports and public announcements.

Conference call Friday, May 2, 2025, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit https://ir.mohawkind.com/events/event-details/mohawk-industries-inc-1st-quarter-2025-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10198186/feca56553a to receive a unique personal identification number. You can also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through June 2, 2025, by dialing 1-877-344-7529 (U.S./Canada) or 1-412-317-0088 (international) and entering Conference ID #3217810. The call will be archived and available for replay under the “Investors” tab of mohawkind.com for one year.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
(In millions, except per share data)	March 29, 2025	March 30, 2024

Net sales	$2,525.8	2,679.4
Cost of sales	1,942.5	2,029.9
Gross profit	583.3	649.5
Selling, general and administrative expenses	487.3	502.9
Operating income	96.0	146.6
Interest expense	6.4	14.9
Other (income) and expense, net	(0.5)	(1.1)
Earnings before income taxes	90.1	132.8
Income tax expense	17.5	27.8
Net earnings including noncontrolling interests	72.6	105.0
Net earnings attributable to noncontrolling interests	—	—
Net earnings attributable to Mohawk Industries, Inc.	$72.6	105.0

Basic earnings per share attributable to Mohawk Industries, Inc.	$1.16	1.65
Weighted-average common shares outstanding - basic	62.6	63.7

Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.15	1.64
Weighted-average common shares outstanding - diluted	62.9	64.0

Other Financial Information
	Three Months Ended
(In millions)	March 29, 2025	March 30, 2024
Net cash provided by operating activities	$3.7	183.7
Less: Capital expenditures	89.1	86.8
Free cash flow	$(85.4)	96.9

Depreciation and amortization	$150.4	154.2

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	March 29, 2025	March 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$702.5	658.5
Receivables, net	2,129.7	2,007.2
Inventories	2,610.4	2,527.7
Prepaid expenses and other current assets	535.3	528.3
Total current assets	5,977.9	5,721.7
Property, plant and equipment, net	4,647.2	4,885.1
Right of use operating lease assets	384.9	413.6
Goodwill	1,140.4	1,140.2
Intangible assets, net	809.6	853.8
Deferred income taxes and other non-current assets	448.5	517.1
Total assets	$13,408.5	13,531.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$688.0	931.5
Accounts payable and accrued expenses	2,174.5	2,079.3
Current operating lease liabilities	109.9	109.3
Total current liabilities	2,972.4	3,120.1
Long-term debt, less current portion	1,698.1	1,694.5
Non-current operating lease liabilities	292.2	321.8
Deferred income taxes and other long-term liabilities	583.9	747.3
Total liabilities	5,546.6	5,883.7
Total stockholders' equity	7,861.9	7,647.8
Total liabilities and stockholders' equity	$13,408.5	13,531.5

Segment Information
	As of or for the Three Months Ended
(In millions)	March 29, 2025	March 30, 2024

Net sales:
Global Ceramic	$993.8	1,044.8
Flooring NA	862.4	900.2
Flooring ROW	669.6	734.4
Consolidated net sales	$2,525.8	2,679.4

Operating income (loss):
Global Ceramic	$41.8	48.8
Flooring NA	9.3	45.0
Flooring ROW	58.7	70.9
Corporate and intersegment eliminations	(13.8)	(18.1)
Consolidated operating income	$96.0	146.6

Assets:
Global Ceramic	$4,890.7	4,978.1
Flooring NA	4,053.0	3,939.9
Flooring ROW	3,783.5	3,894.6
Corporate and intersegment eliminations	681.3	718.9
Consolidated assets	$13,408.5	13,531.5

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended
(In millions, except per share data)	March 29, 2025	March 30, 2024
Net earnings attributable to Mohawk Industries, Inc.	$72.6	105.0
Adjusting items:
Restructuring, acquisition and integration-related and other costs	26.2	7.9
Software implementation cost write-off	(0.4)	—
Legal settlements, reserves and fees	0.6	8.8
Adjustments of indemnification asset	—	2.4
Income taxes - adjustments of uncertain tax position	—	(2.4)
Income tax effect of adjusting items	(3.4)	(2.9)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$95.6	118.8

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.52	1.86
Weighted-average common shares outstanding - diluted	62.9	64.0

Reconciliation of Total Debt to Net Debt
(In millions)	March 29, 2025
Short-term debt and current portion of long-term debt	$688.0
Long-term debt, less current portion	1,698.1
Total debt	2,386.1
Less: Cash and cash equivalents	702.5
Net debt	$1,683.6

Reconciliation of Net Earnings to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	June 29, 2024	September 28, 2024	December 31, 2024	March 29, 2025	March 29, 2025
Net earnings including noncontrolling interests	$157.5	162.0	93.2	72.6	485.3
Interest expense	12.6	11.2	9.8	6.4	40.0
Income tax expense	42.3	39.8	18.3	17.5	117.9
Net (earnings) loss attributable to noncontrolling interests	(0.1)	—	—	—	(0.1)
Depreciation and amortization(1)	171.5	156.2	156.4	150.4	634.5
EBITDA	383.8	369.2	277.7	246.9	1,277.6
Restructuring, acquisition and integration-related and other costs	20.9	15.1	20.3	20.8	77.1
Software implementation cost write-off	—	7.8	5.1	(0.4)	12.5
Impairment of goodwill and indefinite-lived intangibles	—	—	8.2	—	8.2
Legal settlements, reserves and fees	1.3	0.7	(0.9)	0.6	1.7
Adjustments of indemnification asset	(0.2)	(0.4)	—	—	(0.6)
Adjusted EBITDA	$405.8	392.4	310.4	267.9	1,376.5

Net debt to adjusted EBITDA					1.2
(1)Includes accelerated depreciation of $20.5 for Q2 2024, $4.4 for Q3 2024, $5.3 for Q4 2024 and $5.4 for Q1 2025.

Reconciliation of Net Sales to Adjusted Net Sales
Three Months Ended
(In millions)	March 29, 2025
Mohawk Consolidated
Net sales	$2,525.8
Adjustment for constant shipping days	77.9
Adjustment for constant exchange rates	56.9
Adjusted net sales	$2,660.6

Three Months Ended
March 29, 2025
Global Ceramic
Net sales	$993.8
Adjustment for constant shipping days	27.7
Adjustment for constant exchange rates	35.5
Adjusted net sales	$1,057.0

Flooring NA
Net sales	$862.4
Adjustment for constant shipping days	27.8
Adjusted net sales	$890.2

Flooring ROW
Net sales	$669.6
Adjustment for constant shipping days	22.3
Adjustment for constant exchange rates	21.4
Adjusted net sales	$713.3

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	March 29, 2025	March 30, 2024
Gross Profit	$583.3	649.5
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	25.2	5.5
Adjusted gross profit	$608.5	655.0

Adjusted gross profit as a percent of net sales	24.1%	24.4%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	March 29, 2025	March 30, 2024
Selling, general and administrative expenses	$487.3	502.9
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(1.0)	(2.4)
Software implementation cost write-off	0.4	—
Legal settlements, reserves and fees	(0.6)	(8.8)
Adjusted selling, general and administrative expenses	$486.1	491.7

Adjusted selling, general and administrative expenses as a percent of net sales	19.2%	18.4%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(In millions)	March 29, 2025	March 30, 2024
Mohawk Consolidated
Operating income	$96.0	146.6
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	26.2	7.9
Software implementation cost write-off	(0.4)	—
Legal settlements, reserves and fees	0.6	8.8
Adjusted operating income	$122.4	163.3

Adjusted operating income as a percent of net sales	4.8%	6.1%

Global Ceramic
Operating income	$41.8	48.8
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	6.8	3.9
Software implementation cost write-off	(0.4)	—
Adjusted segment operating income	$48.2	52.7

Adjusted segment operating income as a percent of net sales	4.8%	5.0%

Flooring NA
Operating income	$9.3	45.0
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	16.2	0.9
Legal settlements, reserves and fees	—	1.9
Adjusted segment operating income	$25.5	47.8

Adjusted segment operating income as a percent of net sales	3.0%	5.3%

Flooring ROW
Operating income	$58.7	70.9
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	2.3	3.1
Adjusted segment operating income	$61.0	74.0

Adjusted segment operating income as a percent of net sales	9.1%	10.1%

Corporate and intersegment eliminations
Operating (loss)	$(13.8)	(18.1)
Adjustments to segment operating (loss):
Restructuring, acquisition and integration-related and other costs	0.9	—
Legal settlements, reserves and fees	0.6	6.9
Adjusted segment operating (loss)	$(12.3)	(11.2)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	March 29, 2025	March 30, 2024
Earnings before income taxes	$90.1	132.8
Net earnings attributable to noncontrolling interests	—	—
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	26.2	7.9
Software implementation cost write-off	(0.4)	—
Legal settlements, reserves and fees	0.6	8.8
Adjustments of indemnification asset	—	2.4
Adjusted earnings before income taxes	$116.5	151.9

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	March 29, 2025	March 30, 2024
Income tax expense	$17.5	27.8
Adjustments to income tax expense:
Income taxes - adjustments of uncertain tax position	—	2.4
Income tax effect of adjusting items	3.4	2.9
Adjusted income tax expense	$20.9	33.1

Adjusted income tax rate to adjusted earnings before income taxes	17.9%	21.8%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.

The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.